EXHIBIT  99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Reports Q3 2020 Financial Results and
Provides Shareholder Update

VANCOUVER, B.C., CANADA (JULY 29, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to report its financial results for the third fiscal quarter ended April 30, 2020 and is providing shareholders with the following operational update.

Q3 2020 Financial Summary (results expressed in $USD unless otherwise indicated):

•	Reported Q3 2020 revenue of $1.05 million;
•	Reported nine month revenue of $4.06 million;
•	Basic and Diluted loss per share of $0.01;
•	No debt;
•	Managed Q3 2020 revenue of $4.00 million*;
•	Managed nine-month revenue of $11.91 million*;
•	Income from the Ohio operations is treated as equity (in earnings income) until the expected closing of a pending definitive agreement to acquire 100% ownership of NMG Ohio, LLC;
•	The Company anticipates consolidating revenues from ShowGrow Long Beach, once local and state licenses to conduct medical and adult-use commercial cannabis retail operations, are issued to NMG Long Beach LLC;
•	Inventory of $1.57 million as of April 30, 2020;
•	As of April 30, 2020, BaM had completed all significant dispensary Cap-Ex projects with future Cap-Ex anticipated to be funded from cashflows;
•	At April 30, 2020, BaM had $1.28 million in cash and working capital surplus of $4.04 million;
•	Total Assets were $39.32 million, Total Current Liabilities were $1.53 million and Total Liabilities were $4.98 million at April 30, 2020. No long term debt;
•	104,534,221 common shares were issued and outstanding as at April 30, 2020.

*Managed revenue: refers to results for the full three and nine months ended April 30, 2020, including managed revenues, which are sales of cannabis products from entities for which management arrangements or definitive agreements are in place but BaM cannot consolidate due to regulatory restrictions, or from equity investments, in which results cannot be consolidated. Managed entities include Body and Mind’s involvement in certain California, Ohio and Arkansas operations.

Operational Milestones for Q3 2020 and to Date:

California:

•	ShowGrow San Diego dispensary was opened on April 15, 2020 through NMG San Diego, LLC which is a 60% owned subsidiary of BaM.
•	Our wholly owned subsidiary, NMG Long Beach, LLC, has an application in process for the transfer of the Long Beach Medical and Adult-use dispensary license to NMG Long Beach, LLC;
•	Under Body and Mind’s brand director agreement, Satellites Dip, LLC increased production offerings and distribution of BaM’s award-winning products to dispensaries in the state of California, and continues to perform contract packaging services for the Ember Valley brand of products;
•	Body and Mind completed a license agreement with Sense Distribution, doing business under the name Shoogies, a specialty cannabis brand offering THC-infused (tetrahydrocannabinol) all-natural sweeteners.

Nevada:

•	Nevada closed all casinos, non essential businesses and dispensaries for walk in traffic on March 17, 2020;
•	Nevada declared cannabis an essential service and BaM cultivation and production continued operations with COVID-19 protocols;
•	Nevada dispensaries remained open with delivery only during the shut down;
•	Nevada dispensaries opened for limited walk-in customers and curbside pickup on May 7, 2020;
•	Nevada casinos commenced reopening on June 4, 2020;
•	BaM completed a production license agreement with Her Highness, a growing cannabis brand aimed to introduce and educate women, both the curious and experienced consumers, on the benefits of incorporating cannabis into their lifestyle with a dynamic suite of premium products;
•	One time write down of $208,569 of packaging and cultivation supplies included in Cost of Sales.

Ohio:

•	BaM managed the fully operational The Clubhouse dispensary outside Cleveland, Ohio, which is currently 30% indirectly owned by BaM;
•	A definitive agreement is in place to acquire the remaining 70% ownership of The Clubhouse subject to regulatory approval;
•	Application submitted to the Ohio Board of Pharmacy to transfer The Clubhouse dispensary license to an indirect subsidiary of Body and Mind, a final closing condition of the definitive agreement for 100% ownership;
•	Development of the Ohio production facility, which is currently 30% indirectly owned by BaM, was advanced with the execution of a long term lease. Architectural drawings are currently under review by local authorities. General Contractor bids for the project have been received and are being reviewed.

Arkansas:

•	Expanded into Arkansas pursuant to a management arrangement with in-state licensee, Comprehensive Care Group LLC, with an operating dispensary and future cultivation;
•	Opened the Body and Mind branded dispensary in West Memphis, Arkansas on April 27, 2020;
•	The facility construction Capex is complete with roughly 3,500 square feet of retail and approximately 6,500 square feet constructed for future cultivation and packaging operations.

“This quarter saw continued expansion as we completed construction and opened two new dispensaries at the end of the quarter,” stated Michael Mills, CEO of BaM. “Our focus on streamlined, debt-free operations and achieving milestones continues to expand our revenues across multiple states in our cultivation, manufacturing and retail operations. We are proud to add Her Highness and Shoogies brands to our production operations as we continue to add manufacturing growth alongside our brands. Our Q3 2020 quarter (February 1, 2020 to April 30, 2020) aligned closely with COVID-19 closures of Nevada casinos and dispensaries which commenced in early March and had a significant impact on cannabis sales in Nevada due to reduced visitor numbers and dispensary access. As Nevada dispensaries opened for walk-in customers in early May we saw increased sales across our product offerings. Our strategy of growth in multiple states has reduced our exposure to single market events and our (unaudited) May system-wide managed revenues* and net income set a new record for Body and Mind. I believe that as we consolidate revenues, we will show significant top line revenue and EBITDA growth. I am extremely proud of our entire team as they have grown our operations, brand and customer base during this incredibly challenging business environment.”

The unaudited consolidated interim financial statements for the quarter ended April 30, 2020 are available on SEDAR and EDGAR and should be read in connection with this news release.

About Body and Mind Inc.

BaM is a debt-free publicly traded company investing in high quality medical and recreational cannabis cultivation, production, and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills
President
Tel: 800-361-6312
ir@bamcannabis.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.